Exhibit 99.1

FOR IMMEDIATE RELEASE

Plains All American Pipeline, L.P. Reports

Second-Quarter 2013 Results

(Houston — August 5, 2013) Plains All American Pipeline, L.P. (NYSE: PAA) reported second-quarter 2013 results as summarized below:

Summary Financial Information (1)

(in millions, except per unit data)

	Three Months Ended June 30,		%	Six Months Ended June 30,		%
	2013	2012	Change	2013	2012	Change

Net income attributable to Plains	$292	$378	-23%	$821	$609	35%

Diluted net income per limited partner unit	$0.57	$0.93	-39%	$1.84	$1.44	28%

EBITDA	$484	$557	-13%	$1,232	$940	31%

	Three Months Ended June 30,		%	Six Months Ended June 30,		%
	2013	2012	Change	2013	2012	Change

Adjusted net income attributable to Plains	$287	$343	-16%	$811	$663	22%

Diluted adjusted net income per limited partner unit	$0.56	$0.82	-32%	$1.82	$1.61	13%

Adjusted EBITDA	$478	$522	-8%	$1,217	$995	22%

Distribution declared for the period	$0.5875	$0.5325	10.3%

(1)    The Partnership’s reported results include the impact of items that affect comparability between reporting periods. The impact of these items is excluded from adjusted results. See the section of this release entitled “Non-GAAP Financial Measures and Selected Items Impacting Comparability” and the tables attached hereto for information regarding selected items that the Partnership believes impact comparability of financial results between reporting periods, as well as for information regarding non-GAAP financial measures (such as adjusted EBITDA) and their reconciliation to the most directly comparable GAAP measures.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

“PAA delivered solid second-quarter results, exceeding the high-end of our guidance and in line with our updated outlook provided in late May,” said Greg L. Armstrong, Chairman and CEO of Plains All American. “These results include an approximate $25 million adverse impact associated with certain operational issues that occurred during the second quarter of 2013.

“This performance was driven by continued strong fundamentals and favorable market conditions, albeit less favorable than experienced during the first quarter of 2013 or the second quarter of 2012.  We have increased the midpoint of our 2013 adjusted EBITDA guidance by $30 million to $2.19 billion, incorporating our strong performance to date and an assumed return to baseline performance levels in our Supply and Logistics segment in the second half of the year.

“We have performed well thus far this year and we are on track to achieve our 2013 goals.  Our distribution payable next week represents a 10.3% increase over our distribution paid in August 2012, which is consistent with our 2013 target of 9 to 10% year-over-year distribution growth, and we expect distribution coverage for 2013 to exceed 130%.  We have increased our expansion capital program by $200 million to $1.6 billion and continue to advance our multi-billion dollar project portfolio.  Furthermore, PAA remains financially well-positioned, ending the quarter with a strong balance sheet, favorable credit metrics compared to our targets, and approximately $2.6 billion in committed liquidity.”

The following table summarizes selected financial information by segment for the second quarter and first half of 2013:

Summary of Selected Financial Data by Segment (1)

(in millions)

	Three Months Ended June 30, 2013			Three Months Ended June 30, 2012
	Transportation	Facilities	Supply and Logistics	Transportation	Facilities	Supply and Logistics

Reported segment profit	$160	$149	$176	$169	$114	$274

Selected items impacting the comparability of segment profit (2)	7	4	(22)	11	5	(53)

Adjusted segment profit	$167	$153	$154	$180	$119	$221

Percentage change in adjusted segment profit versus 2012 period	-7%	29%	-30%

	Six Months Ended			Six Months Ended
	June 30, 2013			June 30, 2012
	Transportation	Facilities	Supply and Logistics	Transportation	Facilities	Supply and Logistics

Reported segment profit	$323	$300	$610	$332	$204	$402

Selected items impacting the comparability of segment profit (2)	18	10	(49)	21	15	17

Adjusted segment profit	$341	$310	$561	$353	$219	$419

Percentage change in adjusted segment profit versus 2012 period	-3%	42%	34%

(1)    The Partnership’s reported results include the impact of items that affect comparability between reporting periods. The impact of these items is excluded from adjusted results. See the section of this release entitled “Non-GAAP Financial Measures and Selected Items Impacting Comparability” and the tables attached hereto for information regarding selected items that the Partnership believes impact comparability of financial results between reporting periods.

(2)   Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

Second-quarter 2013 Transportation adjusted segment profit decreased 7% versus comparable 2012 results.  This decrease was driven by lost revenue and incremental expenses related to operational issues that occurred during the second quarter of 2013.  This impact was partially offset by the benefit of increased volumes from increased producer drilling activities and recently completed organic growth projects.

Second-quarter 2013 Facilities adjusted segment profit increased 29% over comparable 2012 results.  This increase was primarily related to the benefit of a recently completed crude oil rail acquisition and rail-related organic growth projects as well as increased profitability from NGL fractionation and gas processing activities.

Second-quarter 2013 Supply and Logistics adjusted segment profit exceeded our guidance, but represented a 30% decrease relative to comparable 2012 results.  This decrease was primarily related to relatively less favorable crude oil market conditions, particularly narrower crude oil  differentials, partially offset by higher net margins in the NGL business.

The Partnership will hold a conference call on August 6, 2013 (see details below).  Prior to this conference call, the Partnership will furnish a current report on Form 8-K, which will include material in this news release as well as financial and operational guidance for the third quarter and full year of 2013.  A copy of the Form 8-K will be available on the Partnership’s website at www.paalp.com, where PAA routinely posts important information about the Partnership.

Conference Call

The Partnership’s conference call will be held at 11:00 a.m. EDT on Tuesday, August 6, 2013 to discuss the following items:

1.              The Partnership’s second-quarter 2013 performance;

2.              The status of major expansion projects;

3.              Capitalization and liquidity;

4.              Financial and operating guidance for the third quarter and full year of 2013; and

5.              The Partnership’s outlook for the future.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

Conference Call Access Instructions

To access the Internet webcast of the conference call, please go to the Partnership’s website at www.paalp.com, choose “Investor Relations,” and then choose “Conference Calls.”  Following the live webcast, the call will be archived for a period of sixty (60) days on the Partnership’s website.

Alternatively, access to the live conference call is available by dialing toll free (888) 276-0010. International callers should dial (612) 332-1210. No password is required. The slide presentation accompanying the conference call will be available a few minutes prior to the call under the “Conference Call Summaries” portion of the “Conference Calls” tab of the “Investor Relations” section of the PAA website at www.paalp.com.

Telephonic Replay Instructions

To listen to a telephonic replay of the conference call, please dial (800) 475-6701 or (320) 365-3844 for international callers and enter replay access code 295443.  The replay will be available beginning Tuesday, August 6, 2013, at approximately 1:00 p.m. EDT and will continue until 12:59 a.m. EDT on September 7, 2013.

Non-GAAP Financial Measures and Selected Items Impacting Comparability

To supplement our financial information presented in accordance with GAAP, management uses additional measures that are known as “non-GAAP financial measures” (such as adjusted EBITDA and implied distributable cash flow) in its evaluation of past performance and prospects for the future. Management believes that the presentation of such additional financial measures provides useful information to investors regarding our performance and results of operations because these measures, when used in conjunction with related GAAP financial measures, (i) provide additional information about our core operating performance and ability to generate and distribute cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation and planning decisions and (iii) present measurements that investors, rating agencies and debt holders have indicated are useful in assessing us and our results of operations. These measures may exclude, for example, (i) charges for obligations that are expected to be settled with the issuance of equity instruments, (ii) the mark-to-market of derivative instruments that are related to underlying activities in another period (or the reversal of such adjustments from a prior period), (iii) items that are not indicative of our core operating results and business outlook and/or (iv) other items that we believe should be excluded in understanding our core operating performance. We have defined all such items as “selected items impacting comparability.”  We consider an understanding of these selected items impacting comparability to be material to the evaluation of our operating results and prospects.

Although we present selected items that we consider in evaluating our performance, you should also be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in our operating results are also caused by changes in volumes, prices, exchange rates, mechanical interruptions, acquisitions and numerous other factors. These types of variations are not separately identified in this release, but will be discussed, as applicable, in management’s discussion and analysis of operating results in our Quarterly Report on Form 10-Q.

Adjusted EBITDA and other non-GAAP financial measures are reconciled to the most comparable GAAP measures for the periods presented in the tables attached to this release, and should be viewed in addition to, and not in lieu of, our consolidated financial statements and notes thereto. In addition, the Partnership maintains on its website (www.paalp.com) a reconciliation of adjusted EBITDA and certain commonly used non-GAAP financial information to the most comparable GAAP measures. To access the information, investors should click on the “Investor Relations” link on the Partnership’s home page and then the “Non-GAAP Reconciliation” link on the Investor Relations page.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

Forward Looking Statements

Except for the historical information contained herein, the matters discussed in this release are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from results anticipated in the forward-looking statements. These risks and uncertainties include, among other things, failure to implement or capitalize, or delays in implementing or capitalizing, on planned internal growth projects; unanticipated changes in crude oil market structure, grade differentials and volatility (or lack thereof); the successful integration and future performance of acquired assets or businesses and the risks associated with operating in lines of business that are distinct and separate from our historical operations; the occurrence of a natural disaster, catastrophe, terrorist attack or other event, including attacks on our electronic and computer systems; tightened capital markets or other factors that increase our cost of capital or limit our access to capital;  maintenance of our credit rating and ability to receive open credit from our suppliers and trade counterparties; continued creditworthiness of, and performance by, our counterparties, including financial institutions and trading companies with which we do business; the effectiveness of our risk management activities; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; declines in the volumes of crude oil, refined product and NGL shipped, processed, purchased, stored, fractionated and/or gathered at or through the use of our facilities, whether due to declines in production from existing oil and gas reserves, failure to develop or slowdown in the development of additional oil and gas reserves or other factors; shortages or cost increases of supplies, materials or labor; fluctuations in refinery capacity in areas supplied by our mainlines and other factors affecting demand for various grades of crude oil, refined products and natural gas and resulting changes in pricing conditions or transportation throughput requirements; the availability of, and our ability to consummate, acquisition or combination opportunities; our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness; the impact of current and future laws, rulings, governmental regulations, accounting standards and statements and related interpretations; non-utilization of our assets and facilities; the effects of competition; interruptions in service on third-party pipelines; increased costs or lack of availability of insurance; fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our long-term incentive plans; the currency exchange rate of the Canadian dollar; weather interference with business operations or project construction; risks related to the development and operation of our facilities; factors affecting demand for natural gas and natural gas storage services and rates; general economic, market or business conditions and the amplification of other risks caused by volatile financial markets, capital constraints and pervasive liquidity concerns; and other factors and uncertainties inherent in the transportation, storage, terminalling and marketing of crude oil and refined products, as well as in the storage of natural gas and the processing, transportation, fractionation, storage and marketing of natural gas liquids discussed in the Partnership’s filings with the Securities and Exchange Commission.

Plains All American Pipeline, L.P. is a publicly traded master limited partnership engaged in the transportation, storage, terminalling and marketing of crude oil and refined products, as well as in the processing, transportation, fractionation, storage and marketing of natural gas liquids. Through its general partner interest and majority equity ownership position in PAA Natural Gas Storage, L.P. (NYSE: PNG), PAA also owns and operates natural gas storage facilities. PAA is headquartered in Houston, Texas.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

REVENUES	$10,295	$9,786	$20,915	$19,004

COSTS AND EXPENSES
Purchases and related costs	9,387	8,830	18,825	17,332
Field operating costs	343	319	684	568
General and administrative expenses	91	89	196	182
Depreciation and amortization	91	86	173	146
Total costs and expenses	9,912	9,324	19,878	18,228

OPERATING INCOME	383	462	1,037	776

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	11	9	23	16
Interest expense, net	(75)	(75)	(152)	(140)
Other income/(expense), net	(1)	—	(1)	2

INCOME BEFORE TAX	318	396	907	654
Current income tax expense	(8)	(6)	(53)	(23)
Deferred income tax expense	(10)	(4)	(17)	(7)

NET INCOME	300	386	837	624
Net income attributable to noncontrolling interests	(8)	(8)	(16)	(15)
NET INCOME ATTRIBUTABLE TO PLAINS	$292	$378	$821	$609

NET INCOME ATTRIBUTABLE TO PLAINS:
LIMITED PARTNERS	$197	$303	$631	$465
GENERAL PARTNER	$95	$75	$190	$144

BASIC NET INCOME PER LIMITED PARTNER UNIT	$0.58	$0.93	$1.85	$1.45

DILUTED NET INCOME PER LIMITED PARTNER UNIT	$0.57	$0.93	$1.84	$1.44

BASIC WEIGHTED AVERAGE UNITS OUTSTANDING	340	323	338	319

DILUTED WEIGHTED AVERAGE UNITS OUTSTANDING	342	326	341	321

ADJUSTED RESULTS:

(in millions, except per unit data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

ADJUSTED NET INCOME ATTRIBUTABLE TO PLAINS	$287	$343	$811	$663

DILUTED ADJUSTED NET INCOME PER LIMITED PARTNER UNIT	$0.56	$0.82	$1.82	$1.61

ADJUSTED EBITDA	$478	$522	$1,217	$995

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(in millions)

	June 30,	December 31,
	2013	2012
ASSETS
Current assets	$4,841	$5,147
Property and equipment, net	10,181	9,643
Goodwill	2,503	2,535
Linefill and base gas	707	707
Long-term inventory	207	274
Investments in unconsolidated entities	442	343
Other, net	543	586
Total assets	$19,424	$19,235

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$4,924	$5,183
Senior notes, net of unamortized discount	6,011	6,010
Long-term debt under credit facilities and other	302	310
Other long-term liabilities and deferred credits	558	586
Total liabilities	11,795	12,089

Partners’ capital excluding noncontrolling interests	7,098	6,637
Noncontrolling interests	531	509
Total partners’ capital	7,629	7,146
Total liabilities and partners’ capital	$19,424	$19,235

DEBT CAPITALIZATION RATIOS

(in millions)

	June 30,	December 31,
	2013	2012
Short-term debt	$902	$1,086
Long-term debt	6,313	6,320
Total debt	$7,215	$7,406

Long-term debt	$6,313	$6,320
Partners’ capital	7,629	7,146
Total book capitalization	$13,942	$13,466
Total book capitalization, including short-term debt	$14,844	$14,552

Long-term debt-to-total book capitalization	45%	47%
Total debt-to-total book capitalization, including short-term debt	49%	51%

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

SELECTED FINANCIAL DATA BY SEGMENT

(in millions)

	Three Months Ended June 30, 2013			Three Months Ended June 30, 2012
			Supply and			Supply and
	Transportation	Facilities	Logistics	Transportation	Facilities	Logistics
Revenues (1)	$365	$348	$9,934	$361	$287	$9,442
Purchases and related costs (1)	(39)	(83)	(9,614)	(35)	(65)	(9,030)
Field operating costs (excluding equity-indexed compensation expense) (1)	(138)	(94)	(109)	(128)	(86)	(105)
Equity-indexed compensation expense - operations	(4)	—	(1)	(3)	—	(1)
Segment G&A expenses (excluding equity-indexed compensation expense) (2)	(26)	(16)	(27)	(28)	(18)	(27)
Equity-indexed compensation expense - general and administrative	(9)	(6)	(7)	(7)	(4)	(5)
Equity earnings in unconsolidated entities	11	—	—	9	—	—
Reported segment profit	$160	$149	$176	$169	$114	$274
Selected items impacting comparability of segment profit (3)	7	4	(22)	11	5	(53)
Segment profit excluding selected items impacting comparability	$167	$153	$154	$180	$119	$221

Maintenance capital	$23	$11	$5	$27	$10	$3

	Six Months Ended June 30, 2013			Six Months Ended June 30, 2012
			Supply and			Supply and
	Transportation	Facilities	Logistics	Transportation	Facilities	Logistics
Revenues (1)	$732	$703	$20,158	$678	$523	$18,319
Purchases and related costs (1)	(74)	(174)	(19,249)	(63)	(139)	(17,638)
Field operating costs (excluding equity-indexed compensation expense) (1)	(270)	(180)	(224)	(224)	(133)	(207)
Equity-indexed compensation expense - operations	(13)	(1)	(2)	(10)	(1)	(1)
Segment G&A expenses (excluding equity-indexed compensation expense) (2)	(49)	(32)	(53)	(49)	(32)	(53)
Equity-indexed compensation expense - general and administrative	(26)	(16)	(20)	(16)	(14)	(18)
Equity earnings in unconsolidated entities	23	—	—	16	—	—
Reported segment profit	$323	$300	$610	$332	$204	$402
Selected items impacting comparability of segment profit (3)	18	10	(49)	21	15	17
Segment profit excluding selected items impacting comparability	$341	$310	$561	$353	$219	$419

Maintenance capital	$55	$18	$9	$52	$17	$7

(1)   Includes intersegment amounts.

(2)   Segment general and administrative expenses (G&A) reflect direct costs attributable to each segment and an allocation of other expenses to the segments. The proportional allocations by segment require judgment by management and are based on the business activities that exist during each period. Includes acquisition-related expenses for the 2012 period.

(3)   Certain non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

OPERATING DATA (1)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Transportation activities (average daily volumes in thousands of barrels):
Tariff activities
Crude Oil Pipelines
All American	38	31	39	28
Bakken Area Systems	130	135	127	136
Basin / Mesa	680	707	702	675
Capline	158	149	157	136
Eagle Ford Area Systems	74	15	61	12
Line 63 / Line 2000	108	130	113	124
Manito	46	57	46	62
Mid-Continent Area Systems	255	262	261	242
Permian Basin Area Systems	548	447	513	451
Rainbow	125	156	124	149
Rangeland	56	61	62	62
Salt Lake City Area Systems	131	157	133	148
South Saskatchewan	33	59	46	60
White Cliffs	21	17	21	17
Other	766	743	763	735
NGL Pipelines
Co-Ed	51	64	54	32
Other	165	159	186	79
Refined Products Pipelines	110	118	105	115
Tariff activities total	3,495	3,467	3,513	3,263
Trucking	108	96	109	102
Transportation activities total	3,603	3,563	3,622	3,365

Facilities activities (average monthly volumes):
Crude oil, refined products and NGL terminalling and storage (average monthly capacity in millions of barrels)	95	93	94	85
Rail load / unload volumes (average throughput in thousands of barrels per day)	231	—	223	—
Natural gas storage (average monthly capacity in billions of cubic feet)	97	80	95	78
NGL fractionation (average throughput in thousands of barrels per day)	90	108	95	60
Facilities activities total (average monthly capacity in millions of barrels) (2)	121	109	120	100

Supply and Logistics activities (average daily volumes in thousands of barrels):
Crude oil lease gathering purchases	853	814	855	806
NGL sales	160	153	221	144
Waterborne cargos	7	4	6	2
Supply and Logistics activities total	1,020	971	1,082	952

(1)   Volumes associated with acquisitions represent total volumes (attributable to our interest) for the number of days or months we actually owned the assets divided by the number of days or months in the period.

(2)   Facilities total is calculated as the sum of: (i) crude oil, refined products and NGL terminalling and storage capacity; (ii) rail load and unload volumes multiplied by the number of days in the period and divided by the number of months in the period; (iii) natural gas storage capacity divided by 6 to account for the 6:1 mcf of gas to crude Btu equivalent ratio and further divided by 1,000 to convert to monthly volumes in millions; and (iv) NGL fractionation volumes multiplied by the number of days in the period and divided by the number of months in the period.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED EARNINGS PER LIMITED PARTNER UNIT

(in millions, except per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Basic Net Income per Limited Partner Unit:
Net income attributable to Plains	$292	$378	$821	$609
Less: General partner’s incentive distribution (1)	(91)	(69)	(177)	(134)
Less: General partner 2% ownership (1)	(4)	(6)	(13)	(10)
Net income available to limited partners	197	303	631	465
Less: Undistributed earnings allocated and distributions to participating securities (1)	(1)	(2)	(5)	(3)
Net income available to limited partners in accordance with application of the two-class method for MLPs	$196	$301	$626	$462

Basic weighted average number of limited partner units outstanding	340	323	338	319

Basic net income per limited partner unit	$0.58	$0.93	$1.85	$1.45

Diluted Net Income per Limited Partner Unit:
Net income attributable to Plains	$292	$378	$821	$609
Less: General partner’s incentive distribution (1)	(91)	(69)	(177)	(134)
Less: General partner 2% ownership (1)	(4)	(6)	(13)	(10)
Net income available to limited partners	197	303	631	465
Less: Undistributed earnings allocated and distributions to participating securities (1)	(1)	(1)	(3)	(2)
Net income available to limited partners in accordance with application of the two-class method for MLPs	$196	$302	$628	$463

Basic weighted average number of limited partner units outstanding	340	323	338	319
Effect of dilutive securities: Weighted average LTIP units (2)	2	3	3	2
Diluted weighted average number of limited partner units outstanding	342	326	341	321

Diluted net income per limited partner unit	$0.57	$0.93	$1.84	$1.44

(1)   We calculate net income available to limited partners based on the distributions pertaining to the current period’s net income.  After adjusting for the appropriate period’s distributions, the remaining undistributed earnings or excess distributions over earnings, if any, are allocated to the general partner, limited partners and participating securities in accordance with the contractual terms of the partnership agreement and as further prescribed under the two-class method.

(2)   Our Long-term Incentive Plan (“LTIP”) awards that contemplate the issuance of common units are considered dilutive unless (i) vesting occurs only upon the satisfaction of a performance condition and (ii) that performance condition has yet to be satisfied. LTIP awards that are deemed to be dilutive are reduced by a hypothetical unit repurchase based on the remaining unamortized fair value, as prescribed by the treasury stock method in guidance issued by the FASB.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

SELECTED ITEMS IMPACTING COMPARABILITY

(in millions, except per unit data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Selected Items Impacting Comparability - Income/(Loss) (1):
Gains/(losses) from derivative activities net of inventory valuation adjustments (2)	$26	$72	$50	$13
Equity-indexed compensation expense (3)	(16)	(12)	(39)	(38)
Net gain/(loss) on foreign currency revaluation	(4)	(16)	4	(16)
Tax effect on selected items impacting comparability	(1)	—	(6)	—
Significant acquisition-related expenses	—	(9)	—	(13)
Other (4)	—	—	1	—
Selected items impacting comparability of net income attributable to Plains	$5	$35	$10	$(54)

Impact to basic net income per limited partner unit	$0.02	$0.11	$0.02	$(0.16)
Impact to diluted net income per limited partner unit	$0.01	$0.11	$0.02	$(0.17)

(1)   Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.

(2)   Includes mark-to-market gains and losses resulting from derivative instruments that are related to underlying activities in future periods or the reversal of mark-to-market gains and losses from the prior period, net of inventory valuation adjustments.

(3)   Equity-indexed compensation expense above excludes the portion of equity-indexed compensation expense represented by grants under LTIP that, pursuant to the terms of the grant, will be settled in cash only and have no impact on diluted units.

(4)   Includes other immaterial selected items impacting comparability, as well as the noncontrolling interests’ portion of selected items.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

COMPUTATION OF ADJUSTED BASIC AND DILUTED EARNINGS PER LIMITED PARTNER UNIT

(in millions, except per unit data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Basic Adjusted Net Income per Limited Partner Unit
Net income attributable to Plains	$292	$378	$821	$609
Selected items impacting comparability of net income attributable to Plains (1)	(5)	(35)	(10)	54
Adjusted net income attributable to Plains	287	343	811	663
Less: General partner’s incentive distribution (2)	(91)	(69)	(177)	(134)
Less: General partner 2% ownership (2)	(4)	(5)	(13)	(11)
Adjusted net income available to limited partners	192	269	621	518
Less: Undistributed earnings allocated and distributions to participating securities (2)	(1)	(2)	(4)	(3)
Adjusted limited partners’ net income	$191	$267	$617	$515

Basic weighted average number of limited partner units outstanding	340	323	338	319

Basic adjusted net income per limited partner unit	$0.56	$0.82	$1.83	$1.61

Diluted Adjusted Net Income per Limited Partner Unit
Net income attributable to Plains	$292	$378	$821	$609
Selected items impacting comparability of net income attributable to Plains (1)	(5)	(35)	(10)	54
Adjusted net income attributable to Plains	287	343	811	663
Less: General partner’s incentive distribution (2)	(91)	(69)	(177)	(134)
Less: General partner 2% ownership (2)	(4)	(5)	(13)	(11)
Adjusted net income available to limited partners	192	269	621	518
Less: Undistributed earnings allocated and distributions to participating securities (2)	(1)	(1)	(3)	(2)
Adjusted limited partners’ net income	$191	$268	$618	$516

Diluted weighted average number of limited partner units outstanding	342	326	341	321

Diluted adjusted net income per limited partner unit	$0.56	$0.82	$1.82	$1.61

(1)   Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.

(2)   We calculate adjusted net income available to limited partners based on the distributions pertaining to the current period’s net income.  After adjusting for the appropriate period’s distributions, the remaining undistributed earnings or excess distributions over earnings, if any, are allocated to the general partner, limited partners and participating securities in accordance with the contractual terms of the partnership agreement and as further prescribed under the two-class method.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

FINANCIAL DATA RECONCILIATIONS

(in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Net Income to Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Excluding Selected Items Impacting Comparability (“Adjusted EBITDA”) Reconciliations
Net Income	$300	$386	$837	$624
Add: Interest expense	75	75	152	140
Add: Income tax expense	18	10	70	30
Add: Depreciation and amortization	91	86	173	146
EBITDA	$484	$557	$1,232	$940
Selected items impacting comparability of EBITDA (1)	(6)	(35)	(15)	55
Adjusted EBITDA	$478	$522	$1,217	$995

(1)   Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Adjusted EBITDA to Implied Distributable Cash Flow (“DCF”)
Adjusted EBITDA	$478	$522	$1,217	$995
Interest expense	(75)	(75)	(152)	(140)
Maintenance capital	(39)	(40)	(82)	(76)
Current income tax expense	(8)	(6)	(53)	(23)
Equity earnings in unconsolidated entities, net of distributions	(1)	1	(1)	—
Distributions to noncontrolling interests (1)	(13)	(12)	(25)	(24)
Implied DCF	$342	$390	$904	$732

(1)    Includes distributions that pertain to the current period’s net income, which are paid in the subsequent period.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Cash Flow from Operating Activities Reconciliation
EBITDA	$484	$557	$1,232	$940
Current income tax expense	(8)	(6)	(53)	(23)
Interest expense	(75)	(75)	(152)	(140)
Net change in assets and liabilities, net of acquisitions	(70)	(466)	232	(489)
Other items to reconcile to cash flows from operating activities:
Equity-indexed compensation expense	27	20	78	60
Net cash provided by operating activities	$358	$30	$1,337	$348

Contacts :

Roy I. Lamoreaux	Al Swanson

Director, Investor Relations	Executive Vice President, CFO

(713) 646-4222 — (800) 564-3036	(800) 564-3036

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036